                               RONALD E. SCHERER
                            5939 OLENTANGY RIVER ROAD
                              DELAWARE, OHIO 43015

United Magazine Company
5131 Post Road
Dublin, Ohio 43017

Dear Sirs:

     The undersigned has reviewed the terms of the proposed transactions in which United Magazine Company, an Ohio corporation ("Unimag"), will acquire assets of Ohio Periodical Distributors, Inc., The Scherer Companies and Northern News Company and will acquire the capital stock of The Stoll Companies, Michiana News Service, Inc., The Geo. R. Klein News Co., Central News Co. and Newspaper Sales, Inc. (collectively, the "Acquisitions"). The undersigned believes the Acquisitions will be in the best interests of Unimag and its shareholders. According, the undersigned states that:

         (a) at a meeting of Unimag's shareholders, to be held on or before September 30, 1997, at which proposals to approve the Acquisitions and certain amendments to Unimag's articles of incorporation to effect a reverse stock split, the undersigned will vote all of the common shares of Unimag which the undersigned has the power or is entitled to vote (personally, as a fiduciary or otherwise) in favor of such proposals; and

         (b) the undersigned will not, prior to such meeting to be held on or before September 30, 1997, sell or otherwise transfer or dispose of any of the shares of Unimag owned by the undersigned.

         This document shall not constitute a proxy or a consent or approval under ss.1701.54, Ohio Revised Code, or an authorization of anyone to act on behalf of the undersigned.

                                             Very truly yours,

                                             /s/ Ronald E. Scherer
                                             ---------------------------
                                             Ronald E. Scherer


Dated:   8/9/97                              Ohio Periodical Distributors, Inc.
      ------------------
                                             /s/ Ronald E. Scherer
                                             ---------------------------
                                             By:  Ronald E. Scherer, President

                                 R. DAVID THOMAS
                              ONE BAY COLONY DRIVE
                         FORT LAUDERDALE, FLORIDA 33308

United Magazine Company
5131 Post Road
Dublin, Ohio 43017

Dear Sirs:

     The undersigned has reviewed the terms of the proposed transactions in which United Magazine Company, an Ohio corporation ("Unimag"), will acquire assets of Ohio Periodical Distributors, Inc., The Scherer Companies and Northern News Company and will acquire the capital stock of The Stoll Companies, Michiana News Service, Inc., The Geo. R. Klein News Co., Central News Co. and Newspaper Sales, Inc. (collectively, the "Acquisitions"). The undersigned believes the Acquisitions will be in the best interests of Unimag and its shareholders. According, the undersigned states that:

         (a) at a meeting of Unimag's shareholders, to be held on or before September 30, 1997, at which proposals to approve the Acquisitions and certain amendments to Unimag's articles of incorporation to effect a reverse stock split, the undersigned will vote all of the common shares of Unimag which the undersigned has the power or is entitled to vote (personally, as a fiduciary or otherwise) in favor of such proposals; and

         (b) the undersigned will not, prior to such meeting to be held on or before September 30, 1997, sell or otherwise transfer or dispose of any of the shares of Unimag owned by the undersigned.

         This document shall not constitute a proxy or a consent or approval under ss.1701.54, Ohio Revised Code, or an authorization of anyone to act on behalf of the undersigned.

                                                      Very truly yours,

                                                      /s/ R. David Thomas
                                                      ------------------------
                                                      R. David Thomas

Dated:  8/8/97
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